SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 2, 2005 (August 1, 2005)

TORCHMARK CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-08052	63-0780404
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)

2001 Third Avenue South, Birmingham, Alabama 35233

(Address of principal executive offices)

Registrant’s telephone number, including area code: (205) 325-4200

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Index of Exhibits page 2.

Total number of pages in this report is 4.

Item 5.02 Departure of Directors or Principal Officers, Election of Directors, Appointment of Principal Officers.

(b)	C.B. Hudson resigned as Chief Executive Officer of Torchmark Corporation effective August 1, 2005.

(c)	(1) Mark S. McAndrew was elected Chief Executive Officer of Torchmark Corporation on August 1, 2005. Executive officers, such as Mr. McAndrew, are elected annually and serve at the pleasure of the Board of Directors of Torchmark. There are no arrangements or understandings between Mr. McAndrew and any other person pursuant to which he was selected.

(2) Mr. McAndrew, age 52, has been a director of Torchmark since July 1998. He also currently serves as President of Torchmark subsidiary, Globe Life And Accident Insurance Company (since October 1991) and as its Chief Executive Officer (since September 1999). Mr. McAndrew formerly served as Chairman of Insurance Operations (February 2003 – July 2005) and Executive Vice President (September 1999 – February 2003) of Torchmark; Chairman of Torchmark subsidiaries Globe, United American Insurance Company and American Income Life Insurance Company (September 1999 – June 2001); President (October 1991 – July 2004) and Chief Executive Officer of United American (September 1999 – July 2004); and President and Chief Executive Officer of American Income (September 1999 – December 2003).

(3) There is no employment agreement between Mr. McAndrew and either Torchmark or any of its subsidiaries.

Item 9.01 Financial Statement and Exhibits.

(a)	Financial Statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Page
(99.1)	Torchmark Corporation Press Release dated August 2, 2005	4

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORCHMARK CORPORATION

Date: August 2, 2005	/s/ Carol A. McCoy
Carol A. McCoy,
Vice President, Associate Counsel and Secretary

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